Exhibit 10.5

Execution Version

COLLATERAL AGREEMENT
made by
EACH OF THE GRANTORS PARTY HERETO
in favor of
U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent
Dated as of September 4, 2014

Page

SECTION 1.DEFINED TERMS    1
1.1Definitions    1
1.2Other Definitional Provisions    6
SECTION 2.GRANT OF SECURITY INTEREST    6
2.1Grant of Security Interests    6
SECTION 3.REPRESENTATIONS AND WARRANTIES    7
3.1Title; No Other Liens    7
3.2Names; Jurisdiction of Organization; Chief Executive Office    7
3.3Pledged Securities    8
3.4Pledged Notes    8
3.5Intellectual Property    8
3.6Commercial Tort Claims    8
3.7Deposit Accounts; Securities Accounts and Commodity Accounts    9
3.8Specific Collateral    9
3.9Perfection and Priority    9
3.10Enforcement    9
SECTION 4.COVENANTS    9
4.1Investment Property    9
4.2Commercial Tort Claims    10
4.3Maintenance of Perfected Security Interest; Defense of Claims    10

i

(continued)
Page

4.4Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper    10
4.5Intellectual Property    11
4.6Maintenance of Perfected Security Interest; Further Documentation and Consents    11
4.7Maintenance of Insurance    12
SECTION 5.REMEDIAL PROVISIONS    12
5.1Pledged Securities; Dividends    12
5.2Intellectual Property    13
5.3Proceeds to be Turned Over To Collateral Agent    14
5.4Application of Proceeds    14
5.5Code and Other Remedies    14
5.6Private Sales    16
5.7Deficiency    17
SECTION 6.THE COLLATERAL AGENT    17
6.1Collateral Agent’s Appointment as Attorney-in-Fact, etc    17
6.2Duty of Collateral Agent    18
6.3Authorization of Financing Statements    19
6.4Authority of Collateral Agent    19
6.5Additional Collateral Agent Terms    19
SECTION 7.MISCELLANEOUS    20

(continued)
Page

7.1Amendments in Writing    20
7.2Notices    20
7.3No Waiver by Course of Conduct; Cumulative Remedies    20
7.4Enforcement Expenses; Indemnification    20
7.5Successors and Assigns    21
7.6Counterparts    21
7.7Severability    21
7.8Section Headings    21
7.9Integration    21
7.10Governing Law; Jurisdiction; Etc    21
7.11Acknowledgements    22
7.12Additional Grantors    22
7.13Releases    22
7.14WAIVER OF JURY TRIAL    23
7.15Reinstatement    23
7.16Independent Obligations    24

SCHEDULES
Schedule 1    Notice Addresses
Schedule 2    Investment Property
Schedule 3    Legal Name, Jurisdictions of Organization and Organizational Identification Number
Schedule 4(a)    Intellectual Property
Schedule 4(b)    License Arrangements and Agreements
Schedule 5    Commercial Tort Claims
Schedule 6    Deposit Accounts; Securities Accounts; Commodity Accounts
Schedule 7    Perfection and Priority

ANNEXES
Annex I        Assumption Agreement

COLLATERAL AGREEMENT
COLLATERAL AGREEMENT, dated as of September 4, 2014, made by Blyth, Inc. a Delaware corporation (the “Issuer”), the other Persons listed on the signature pages hereof and the Additional Grantors (as defined herein) in favor of U.S. Bank National Association, as collateral agent (in such capacity, together with any successor agent, the “Collateral Agent”) for the Holders (together with the Collateral Agent and the Trustee (as defined below), the “Secured Parties”) of the Amended and Restated Senior Notes due 2017 (the “Securities”, which term shall include any amendments, restatements, supplements or other modifications thereto), issued pursuant to the terms of that certain Indenture, dated as of May 10, 2013, by and among the Issuer, the other Grantors and U.S. Bank National Association, as Trustee (in such capacity, together with any successor agent, the “Trustee”) and Collateral Agent (as amended, restated, supplemented waived and/or otherwise modified from time to time, including pursuant to Amendment No. 1 to the Indenture (as defined below), the “Indenture”).
W I T N E S S E T H:
WHEREAS, pursuant to the Exchange and Purchase Agreement, dated as of May 7, 2013 (the “Purchase Agreement”), the initial Holder of the Securities agreed to purchase the Securities upon the terms and subject to the conditions set forth therein;
WHEREAS, the Issuer is a member of an affiliated group of companies that includes each other Grantor (as defined below);
WHEREAS, the Issuer desires to enter into certain transactions which require the consent of the Holder(s), which consent will be evidenced by an amendment to the Indenture (“Amendment No. 1 to the Indenture”) to be effected pursuant to a supplemental indenture;
WHEREAS, the Issuer and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the entering in to Amendment No. 1 to the Indenture and the consummation of the transactions contemplated thereby; and
WHEREAS, it is a condition precedent to the effectiveness of Amendment No. 1 to the Indenture that the Grantors shall have executed and delivered this Agreement in favor of the Collateral Agent for the ratable benefit of the Secured Parties;
NOW, THEREFORE, in consideration of the premises and to induce the Holder(s) to enter into Amendment No. 1 to the Indenture, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:
SECTION 1.DEFINED TERMS
1.1    Definitions    . § Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms are used herein as defined in the UCC: “Accession”, “As-Extracted Collateral”, “Certificated Security”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Document”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Letter of Credit”, “Letter-of-Credit Right”, “Securities Account”, “Security”, “Supporting Obligations” and “Uncertificated Securities”.
(a)     The following terms shall have the following meanings:
“Account”: any right to payment of a monetary obligation, whether or not earned by performance, including, but not limited to, the right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper, and right to payment of management fees. Without limiting the generality of the foregoing, the term “Account” shall further include all “accounts” (as that term is defined in the UCC), all accounts receivable, all “health-care-insurance receivables” (as that term is defined in the UCC), all “payment intangibles” (as that term is defined in the UCC) and all other rights to payment of every kind and description, whether or not earned by performance.
“Additional Grantor”: as defined in Section 7.12.
“Agreement”: this Collateral Agreement, as the same may be amended, restated, supplemented waived and/or otherwise modified from time to time.
“CCA”: means Candle Corporation of America, a New York corporation.
“CCA (Delaware)”: means Candle Corporation of America (Delaware), a Delaware corporation.
“Collateral”: as defined in Section 2.1.
“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 5.3.
“Collateral Agent”: as defined in the preamble hereto.
“Contractual Obligation”: means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.
“Copyrights”: means all rights, title and interests (and all related IP Ancillary Rights) arising under any Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.
“Deposit Account”: all deposit accounts as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.
“Excluded Equity Interests”: (x) any Capital Stock of ViSalus, Inc. (y) any Capital Stock of Blyth VSH Acquisition Corporation and (z) any Capital Stock of any Foreign Subsidiary or of CCA, CCA (Delaware) or PartyLite Worldwide, LLC or any other FSHCO, other than, in the case of this clause (z), (i) 100% of the Non-Voting Stock of any Foreign Subsidiary or of CCA, CCA (Delaware) or PartyLite Worldwide, LLC or any other FSHCO, and (ii) Voting Stock of any Foreign Subsidiary or of CCA, CCA (Delaware) or PartyLite Worldwide, LLC or any other FSHCO representing 65% of the total voting power of all outstanding Voting Stock of such Foreign Subsidiary or of CCA, CCA (Delaware) or PartyLite Worldwide, LLC or any other FSHCO, as applicable.
“Excluded Property” collectively means: (a) the Excluded Equity Interests and (b) the Other Excluded Property.
“Foreign Subsidiary” means any Subsidiary, of any Grantor, that is not organized under the laws of any state within the United States or the District of Columbia.
“FSHCO” means any Subsidiary of the Borrower (or of any Subsidiary Guarantor that is organized under the laws of the United States, any state thereof or the District of Columbia) that owns no material assets other than equity interests and/or, if applicable, indebtedness of one or more Controlled Foreign Subsidiaries or another FSHCO, and is identified in writing to the Collateral Agent as such.
“Governmental Authority”: means any nation or government, or state or political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Grantors”: the collective reference to each signatory hereto (other than the Collateral Agent) together with any other entity that may become a party hereto as provided herein.
“Indenture”: shall have the meaning ascribed to such term in the preamble hereto.
“Intellectual Property”: means all United States and non-United States trademarks, service marks, logos, designs, trade names, internet domain names and corporate names, and the goodwill of the business connected therewith and symbolized thereby, patents, registered designs, copyrights, computer software and databases, whether or not registered, web sites and web pages and related items (and all intellectual property and proprietary rights incorporated therein) and all other trade secrets, research and development, formulae, know-how, rights of publicity, moral rights, proprietary and intellectual property rights and information, including all grants, registrations and applications relating thereto.
“Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Issuer or any of its Subsidiaries.
“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC (other than any Excluded Equity Interests) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.
“IP Ancillary Rights”: means, with respect to any Intellectual Property and other similar proprietary rights, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, and all other intellectual property rights, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.
“IP License”: means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right title and interest in or relating to any Intellectual Property.
“Issuer”: as defined in the preamble hereto.
“Laws”: means, collectively, all international, foreign, Federal, state and local statutes, laws (including common law) treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“Liabilities”: means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.
“Mortgaged Property” means any real property owned in fee by the Issuer or any Guarantor with an individual fair market value in excess of $1.0 million.
“Non-Voting Stock” means, with respect to a Foreign Subsidiary or CCA, CCA (Delaware) or PartyLite Worldwide, LLC or any other FSHCO, any Capital Stock of such entity which does not consist of Voting Stock.
“Other Excluded Property” means, collectively, any of the following: (i) any Permit, lease, license, contract, instrument or other agreement held by any Grantor that prohibits or requires the consent of any Person (other than any Grantor or its Subsidiaries) as a condition to the creation by such Grantor of a Lien thereon (or the granting of such Lien would result in a breach or event of default thereunder), or any Permit, lease, license contract or other agreement held by any Grantor to the extent that any laws applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition, requirement for consent, breach or event of default is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable laws, (ii) property that is subject to a purchase money Lien or capital lease, in each case consisting of a Permitted Lien, if the contract or other agreement in which such Lien is granted (or in the documentation providing for such purchase money Lien or capital lease) prohibits or requires the consent of any Person (other than any Grantor or its Subsidiaries) as a condition to the creation of any other Lien on such property, (iii) each United States application to register any trademark prior to the filing under applicable law of a verified statement of use (or equivalent) for such Trademark, (iv) any Deposit Accounts used exclusively for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Grantor, (v) interests in joint ventures and non-wholly owned Subsidiaries to the extent not permitted to be pledged without the consent of third parties, and in any event including in the Other Excluded Property the Oshkosh joint venture consisting of MERIDIAN MK LLC, (vi) the Recapitalization Agreement (the “Recapitalization Agreement”) by and among the Issuer, ViSalus and certain other Persons effecting the ViSalus Mandatory Exchange (as defined in the Consent Agreement) and the Transition Services Agreement (as defined in the Recapitalization Agreement) and (vii) on the Amendment No. 1 Effective Date, any real property owned or leased by the Issuer or any Guarantor other than the Mortgaged Property and, after the Amendment No. 1 Effective Date, (a) any real property owned by the Issuer or any Guarantor with an individual fair market value (measured at the time of acquisition thereof) not in excess of $1.0 million, and (b) all of the Issuer’s and the Guarantors’ right, title and interest in any leasehold or other non-fee interest in any real property (whether owned on the Amendment No. 1 Effective Date or acquired following the Amendment No. 1 Effective Date); provided, however, that, “Other Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property under this clause (b) (unless such Proceeds, substitutions or replacements would constitute Excluded Property).
“PartyLite Worldwide, LLC”: means PartyLite Worldwide, LLC, a Delaware limited liability company.
“Patents”: means all rights, title and interests (and all related IP Ancillary Rights) arising under any Law in or relating to letters patent and applications therefor.
“Permit”: means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its Property is subject.
“Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).
“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.
“Pledged Security Issuers”: the collective reference to each issuer of a Pledged Security.
“Pledged Stock”: the collective reference to (i) the shares of Capital Stock listed on Schedule 2 and (ii) any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect and that are required to become Collateral pursuant to Section 2.1, but excluding from the Pledged Stock, for the avoidance of doubt, the Excluded Equity Interests.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
“Property”: means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock and Intellectual Property.
“Purchase Agreement”: shall have the meaning ascribed to such term in the recitals.
“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
“Required Secured Parties”: means, as of any date of determination, Secured Parties holding more than 50% of the aggregate principal amount of the Securities then outstanding.
“Secured Obligations”: the “Indenture Obligations”, as defined in the Indenture, as well as all obligations and liabilities of the Issuer and each of the Guarantors which may arise under or in connection with any Collateral Document to which the Issuer or such Guarantor is a party.
“Secured Parties”: shall have the meaning ascribed to such term in the recitals.
“Trademarks”: means all rights, title and interests (and all related IP Ancillary Rights) arising under any Law, including common law, in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.
“Trustee”: as defined in the preamble hereto.
“United States Intellectual Property”: means Intellectual Property registered, or which there is an application for registration, with the United States Patent and Trademark Office or the United States Copyright Office.
“UCC”: the Uniform Commercial Code from time to time in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of any applicable requirement of Law, any of the perfection or priority of the Collateral Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.
“Voting Stock” means, with respect to a Foreign Subsidiary or CCA, CCA (Delaware) or PartyLite Worldwide, LLC or any other FSHCO, any Capital Stock of such entity, that is entitled to vote, as determined for purposes of Section 956 of the Internal Revenue Code of 1986, as amended and Treasury Regulations Section 1.956-2(c)(2) promulgated thereunder.
1.2    Other Definitional Provisions    . (1) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
(a)     The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(b)     Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
SECTION 2.GRANT OF SECURITY INTEREST
2.1    Grant of Security Interests    . Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired or created by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:
(c)     all Accounts;
(d)     all Chattel Paper;
(e)     all cash and Cash Equivalents;
(f)     all Deposit Accounts, Securities Accounts and Commodity Accounts;
(g)     all Documents;
(h)     all Equipment;
(i)     all Fixtures;
(j)     all General Intangibles;
(k)     all Goods not covered by the other clauses of this Section 2.1;
(l)     all Instruments, including the Pledged Notes;
(m)     all Pledged Stock;
(n)     all Intellectual Property;
(o)     all Inventory;
(p)     all other Investment Property;
(q)     all Letters of Credit and Letter-of-Credit Rights;
(r)     all Commercial Tort Claims described on Schedule 5 and on any supplement thereto received by the Collateral Agent;
(s)     all other tangible and intangible personal property not otherwise described above;
(t)     all books and records pertaining to the Collateral; and
(u)     to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any of the Collateral and all collateral security and guarantees given by any Person with respect to any of the foregoing.
Anything contained in this Agreement to the contrary notwithstanding, the Collateral shall not include (and the Grantors are not herein granting a security interest in) the Excluded Property.
SECTION 3.REPRESENTATIONS AND WARRANTIES
To induce the Holder(s) to enter into Amendment No. 1 to the Indenture and to induce the Collateral Agent to enter into the Indenture, each Grantor hereby represents and warrants to the Collateral Agent:
3.1    Title; No Other Liens    . Except with respect to Permitted Liens, such Grantor owns or has rights in each item of the Collateral pledged by it hereunder free and clear of any and all Liens. Except with respect to Permitted Liens, as of the date hereof, no financing statement or other public notice with respect to all or any material part of the Collateral is on file or of record in any public office except financing statements that have been filed without the consent of the Grantor.
3.2    Names; Jurisdiction of Organization; Chief Executive Office    . On the date hereof, such Grantor’s full and correct legal name, jurisdiction of organization and identification number from the jurisdiction of organization (if any) are specified on Schedule 3. Except as set forth on Schedule 3, no Grantor has changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure (in a manner which would affect any UCC financing statement filing (or any other filing securing any Lien on any Collateral) or any search conducted with respect to any such UCC financing statement filing or such other filing) in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case within the past five years. On the date hereof, such Grantor’s books and records concerning the Collateral are kept at the locations designated on Schedule 3.
3.3    Pledged Securities    . On the date hereof, the shares of Pledged Stock pledged by such Grantor hereunder:
(a)        have been duly authorized, validly issued and are fully paid and non-assessable, to the extent such concepts are applicable; and
(b)        constitute all the issued and outstanding shares of all classes of the Voting Stock of each Pledged Security Issuer owned by such Grantor or (x) in the case of the Voting Stock of any Foreign Subsidiary or of CCA, CCA (Delaware) or PartyLite Worldwide, LLC or any other FSHCO, 65% of the applicable outstanding Voting Stock and (y) in the case of shares of the non-voting Equity Interests of any Foreign Subsidiary or CCA, CCA (Delaware) or PartyLite Worldwide, LLC or any other FSHCO, 100% of such issued and outstanding shares of each such Foreign Subsidiary or of CCA, CCA (Delaware) or PartyLite Worldwide, LLC or any other FSHCO, as applicable.
3.4    Pledged Notes    . Schedule 2 sets forth a complete and correct list of all promissory notes (other than any held in a Securities Account listed on Schedule 6) held by any Grantor on the date hereof with a principal amount in excess of $1,000,000.
3.5    Intellectual Property    .
(a)        Schedule 4(a) lists all registered or applied for United States Intellectual Property owned by such Grantor in its own name on the date hereof.
(b)        Schedule 4(b) sets forth all IP Licenses under which a Grantor is an exclusive licensee or licensor on the date hereof except to the extent (i) as would not reasonably be expected to have a material adverse effect on the financial condition of the Grantors (taken as a whole) or (ii) the failure of which to maintain would not reasonably be expected to have a material adverse effect on the financial condition of the Grantors (taken as a whole).
(c)        On the date hereof, the Intellectual Property set forth on Schedule 4(a) is owned by the Grantor specified thereon and is, to the relevant Grantor’s knowledge, (i) valid, in full force and effect, subsisting and unexpired and (ii) insofar as it is registered Intellectual Property, enforceable except where the failure to be so valid, in full force and effect, subsisting, unexpired, or enforceable would not reasonably be expected to have a material adverse effect on the financial condition of the Grantors (taken as a whole). The consummation of the transactions contemplated by Amendment No. 1 to the Indenture shall not result in a breach or default of any IP License, and shall not limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Intellectual Property except where such breach, default, limitation or impairment would not reasonably be expected to have a material adverse effect on the financial condition of the Grantors (taken as a whole).
3.6    Commercial Tort Claims    . To the knowledge of such Grantor, the only Commercial Tort Claims of any Grantor in an amount reasonably estimated to exceed $1,000,000 existing on the date hereof (regardless of whether the defendant or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 5, which sets forth such information separately for each Grantor in a manner that reasonably identifies each such Commercial Tort Claim. No failure to disclose any such Commercial Tort Claim shall, or shall be interpreted to, waive or otherwise impair any rights of any Grantor or the Collateral Agent in any such Commercial Tort Claim (or in any other claim).
3.7    Deposit Accounts; Securities Accounts and Commodity Accounts    . Schedule 6 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of any Grantor, in each case on the date hereof.
3.8    Specific Collateral    . No material portion of the Collateral is, or is Proceeds or products of any (a) farm products, (b) as-extracted collateral or (c) timber to be cut.
3.9    Perfection and Priority    . Except as set forth on Schedule 7, all actions by each Grantor required hereunder to perfect or protect the priority (subject to any Permitted Liens) of the Lien granted hereunder on any material Collateral have been duly taken.
3.10    Enforcement    . No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Collateral Agent of its material rights provided for in this Agreement or the enforcement of remedies in respect of a material portion of the Collateral pursuant to this Agreement, including the transfer of a material portion of the Collateral, except as may be required in connection with any approvals that may be required to be obtained from any bailees, landlords or the like to collect the Collateral and except for filings with respect to any sale of any Investment Property (or other property consisting of securities as defined under applicable law).
SECTION 4.COVENANTS
Until the earlier of (x) all Secured Obligations (except Secured Obligations consisting of contingent or indemnification obligations not then asserted or due) shall have been paid in full in cash or defeased under Article Four of the Indenture or the Indenture shall have been discharged under Article Twelve of the Indenture and (y) as to any Grantor other than the Issuer, upon release of such Grantor pursuant to Section 10.13(c) of the Indenture, each Grantor hereby covenants and agrees to the Collateral Agent and each other Secured Party that:
4.1    Investment Property    .
(a)        To the extent any Pledged Stock (i) constitutes interests in any limited liability company or limited partnership controlled now or in the future by any Grantor and (ii) is a “Security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be certificated and each such interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder that is not a “Security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “Security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Collateral Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent pursuant to the terms hereof.
(b)        To the extent that any Pledged Security is a Certificated Security or an Instrument or is an Uncertificated Security that becomes a Certificated Security or Instrument, the applicable Grantor shall promptly deliver such certificates or Instruments evidencing such Pledged Securities to the Collateral Agent together with all necessary stock powers or indorsements thereof.
4.2    Commercial Tort Claims    . If any Grantor shall at any time after the date of this Agreement become aware that it has acquired or become the beneficiary of a Commercial Tort Claim in an amount reasonably estimated to exceed $1,000,000 (regardless of whether the defendant or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims), such Grantor shall promptly provide the Collateral Agent with a supplement to Schedule 5 hereto describing the details thereof in a manner that reasonably identifies such Commercial Tort Claim (provided, that, in providing such details the Grantor shall not be required to provide any information which in the Grantor’s reasonable judgment could result in a loss of attorney-client privilege with respect to confidential information or otherwise prejudice the Claim in any material manner), and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claim, and agrees to do such other acts or things necessary or desirable to provide a perfected security interest in any such Commercial Tort Claim. Any supplement to Schedule 5 delivered pursuant to this Section 4.2 shall, after the receipt thereof by the Collateral Agent, become part of Schedule 5 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.
4.3    Maintenance of Perfected Security Interest; Defense of Claims    . Each Grantor agrees to promptly, and in any case within ten Business Days after the occurrence thereof, notify the Collateral Agent of any change (i) in its legal name, (ii) in the type of organization or corporate structure of any Grantor, (iii) in the jurisdiction of organization of any Grantor, or (iv) in the “location” (as determined in accordance with Section 9-307 of the UCC) of any Grantor. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or other applicable Law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected (to the extent perfection of the security interest in such property is required by the terms hereof), security interest (subject only to Permitted Liens and having priority by operation of applicable Law or written intercreditor agreement) in the Collateral for its benefit and the benefit of the other Secured Parties.
4.4    Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper    . § If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument or Tangible Chattel Paper other than such Instrument delivered in accordance with Section 4.1(b) and in the possession of the Collateral Agent, such Grantor shall immediately deliver such Instrument or Tangible Chattel Paper to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent; provided, that this requirement shall not apply to any interests in such Instruments or Tangible Chattel Paper which have an individual value of $1,000,000 or less (unless the aggregate value of all such Instruments and Tangible Chattel Paper not subject to this requirement would then exceed $2,000,000). In the event that an Instrument (whether or not an Intercompany Note) delivered to the Collateral Agent has been paid in full, the Collateral Agent, at the request of the applicable Grantor, shall return such Instrument to the Grantor (so that the Grantor can then return such Instrument to the maker thereof for cancellation).
(d)        Such Grantor shall not grant “control” (as defined in Article 9-106 of the UCC) over any Collateral consisting of any material Investment Property to any Person (to secure obligations owed by such Grantor) other than the Collateral Agent.
(e)        If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by Electronic Chattel Paper, such Grantor shall take all steps necessary to grant the Collateral Agent control of all such Electronic Chattel Paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act; provided, that this requirement shall not apply to any interests in such Electronic Chattel Paper which have an individual value of $1,000,000 or less (unless the aggregate value of all such Electronic Chattel Paper not subject to this requirement would then exceed $2,000,000).
4.5    Intellectual Property    . Each Grantor agrees that:
(a)        it shall not knowingly do any act or omit to do any act whereby any of its Intellectual Property lapses, is impaired, or becomes abandoned, dedicated to the public, or unenforceable, except where such lapse, impairment, abandonment, dedication or unenforceability would not reasonably be expected to have a material adverse effect on the financial condition of the Grantors (taken as a whole); provided, that nothing contained in this Agreement shall prevent any Grantor from transferring or otherwise disposing of any Intellectual Property if such transfer or other disposition is permitted under the Indenture;
(b)        it shall promptly after Grantor or any of its agents, employees, designees or licensees (i) files, in the name of or for the benefit of Grantor, an application for the registration of any material Patent or Trademark with the United States Patent and Trademark Office or (ii) receives, as owner or exclusive licensee, a Copyright registration with the United States Copyright Office, in any case which is material to the business of Grantors, notify the Collateral Agent, and promptly execute and deliver documents as are necessary to evidence the Collateral Agent’s security interest in such Collateral;
(c)        it shall promptly notify the Collateral Agent if it knows or has reason to know that any item of Intellectual Property may become (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, (iii) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any state registry, or any United States court or (iv) be the subject of any reversion or termination rights (other than by its terms or under applicable law) except where such abandonment, dedication, placement, invalidity, unenforceability, determination or development, reversion or termination would not reasonably be expected to have a material adverse effect on the financial condition of the Grantors (taken as a whole); provided, that nothing contained in this Agreement shall prevent any Grantor from transferring or otherwise disposing of any Intellectual Property if such transfer or other disposition is permitted under the Indenture;
4.6    Maintenance of Perfected Security Interest; Further Documentation and Consents    .
(a)        No Grantor shall use or permit any Collateral to be used unlawfully (in any material respect) or in violation of any provision of the Indenture, any Collateral Document, or any policy of insurance covering the Collateral(except where any resulting loss of insurance coverage would not reasonably be expected to have a material adverse effect on the financial condition of the Grantors (taken as a whole)).
(b)        Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest and shall defend such security interest and such priority against the claims and demands of all Persons (except the holders of Permitted Liens), except that the Grantors shall not have to take any actions to perfect set forth in Schedule 7.
(c)        Such Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral, in each case as the Collateral Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Collateral Agent, and the Collateral Agent may attach any such supplemental schedules to the Schedules previously delivered and each reference to any Schedules herein shall mean and be a reference to such Schedules as supplemented thereby or otherwise.
(d)        At any time and from time to time, upon the written request of the Collateral Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Collateral Agent may reasonably request, except that the Grantors shall not have to take any actions to perfect set forth in Schedule 7 and the Grantors shall not be required to obtain landlord or bailee waivers or the like.
4.7    Maintenance of Insurance    . Each Grantor shall (a) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Grantors with insurance companies or associations believed by the Grantors in good faith to be financially sound and responsible (in each case that are not Affiliates of the Issuer) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Grantors and (b) cause all such insurance relating to any property or business of any Grantor to name the Collateral Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and, to the extent permitted by applicable Law, to provide 30 days’ (or such shorter period in the event the applicable insurance company is unwilling to provide 30 days notice) prior written notice to the Collateral Agent of any cancellation or material adverse change in coverage (in the case of material adverse change to the extent the applicable insurer is willing to provide such prior notice). Notwithstanding any such loss payee or additional insured designation, if an Event of Default does not then exist, the applicable Grantor shall be permitted to receive and retain any applicable insurance proceeds.
SECTION 5.REMEDIAL PROVISIONS
5.1    Pledged Securities; Dividends    . (1) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to paragraph (b) below, each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, and to exercise all voting and corporate or other organizational rights with respect to the Pledged Securities.
(c)        If an Event of Default shall have occurred and be continuing and the Collateral Agent has given notice to the relevant Grantor or Grantors of its intent to exercise such rights, (i) unless otherwise provided in the Indenture, the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities of such Grantor or Grantors and make application thereof to the Secured Obligations in the order set forth in Section 5.4 and (ii) any or all of the Pledged Securities of such Grantor or Grantors shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Pledged Security Issuer or Pledge Security Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Pledged Security Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(d)        Each Grantor hereby authorizes and instructs each Pledged Security Issuer of any Pledged Securities pledged by such Grantor hereunder to comply with any instruction received by it from the Collateral Agent in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement and the Indenture, without any other or further instructions from such Grantor, and each Grantor agrees that each Pledged Security Issuer shall be fully protected in so complying.
(e)        After all Events of Default have been cured or waived in accordance with the provisions of the Indenture, and so long as the Secured Obligations shall not have been accelerated, (i) each Grantor shall have the right to exercise the voting, corporate and other rights pertaining to such Pledged Securities that it would have otherwise been entitled to and receive all cash dividends, payments, or other Proceeds paid in respect of the Pledged Securities which it would be authorized to receive and retain, in each case, pursuant to paragraph (a) above, and, to the extent necessary, the Collateral Agent shall deliver a proxy in favor of such Grantor evidencing the same and (ii) to the extent that the Collateral Agent has exercised its rights under paragraph (b)(ii), the Collateral Agent shall, promptly after the written request of the applicable Grantor, cause such Pledged Securities to be registered in the name of such Grantor to the extent such Grantor or its nominees holds an interest in such Collateral at such time.
5.2    Intellectual Property    .
(a)        Without limiting any rights of the Collateral Agent under the Indenture or any Collateral Document, for the purpose of enabling the Collateral Agent to exercise its rights and remedies under this Section 5, solely after an Event of Default has occurred and is continuing and during such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and at no other time or for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent permitted by Law, an irrevocable, non-exclusive IP License (exercisable without payment of royalty or other compensation to such Grantor) under the Intellectual Property now owned or hereafter acquired or created by such Grantor, wherever the same may be located; provided, that nothing in this Section 5.2 shall require a Grantor to grant any IP License that is prohibited by any Law or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation under any Contractual Obligation with respect to such Property; provided, further, that such IP Licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks.
(b)        Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Indenture that limit the rights of the Grantors to dispose of their Property and subject to the Collateral Agent’s exercise of its rights and remedies under this Section 5 during the existence of an Event of Default, the Grantors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to their Intellectual Property. The Grantors shall not (and shall not cause their licensees to) do any act or omit to do any act whereby any Intellectual Property that is necessary for the operations of such Grantor’s business may become invalidated or otherwise impaired (except as may be permitted by Section 10.06 of the Indenture). In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of the respective Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Grantor shall have certified, in writing, are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the IP License provided pursuant to paragraph (a) above as to any specific Intellectual Property). Further, upon the payment in full in cash of all of the Secured Obligations (other than contingent or indemnification obligations not then asserted or due) or defeasance or discharge of the Secured Obligations or earlier expiration of this Agreement or release of the Collateral, the IP License granted pursuant to paragraph (a) above shall terminate and become null and void. Notwithstanding the foregoing, the exercise of rights and remedies under this Section 5 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantors in accordance with the first sentence of this paragraph (b).
5.3    Proceeds to be Turned Over To Collateral Agent    . If an Event of Default shall have occurred and be continuing and the Collateral Agent has informed the Grantors that it is taking action under this Section 5.3, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.
5.4    Application of Proceeds    . If an Event of Default shall have occurred and be continuing, and the Securities shall have been accelerated pursuant to the Indenture, the Collateral Agent shall apply all or any part of the Proceeds constituting Collateral and any proceeds of the Guarantee set forth in the Indenture, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or otherwise reasonably relating to the Collateral or the rights of the Collateral Agent (including any other amounts owed to the Collateral Agent under any Collateral Document) and any other Secured Party hereunder, in payment of the Secured Obligations, and shall make any such application in accordance with Section 5.06 of the Indenture and only after such application and after the payment by the Collateral Agent of any other amount required by any requirement of Law, need the Collateral Agent account for the surplus, if any, to any Grantor.
5.5    Code and Other Remedies    . §    UCC Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of itself and the other Secured Parties, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable Law.
(e)        Disposition of Collateral. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or notices otherwise provided in the Indenture or any Collateral Document) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived unless otherwise provided in the Indenture or any other Collateral Document), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.
(f)        Management of Collateral. Each Grantor further agrees, if an Event of Default shall have occurred and be continuing, (i) at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Collateral Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Collateral Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Collateral Agent is able to transfer any Collateral, the Collateral Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent and (iv) the Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Notwithstanding the foregoing, the Collateral Agent’s rights under this paragraph (c) are subject to the applicable limitations under federal or state Law. The Collateral Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Collateral Agent.
(g)        Notice of Disposition. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 Business Days before such sale or other disposition.
(h)        Direct Obligation. Neither the Collateral Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, the Issuer any other Guarantor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guarantee thereof. All of the rights and remedies of the Collateral Agent and any other Secured Party under any Collateral Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any applicable requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent, or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.
(i)        Commercially Reasonable. To the extent that applicable requirements of Law impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent to do any of the following:
(i)    fail to act until it shall be indemnified to its satisfaction against any and all reasonable compensation for services, costs and expenses, outlays, and counsel fees and other disbursements, and against all liability not due to its willful misconduct or gross negligence;
(ii)    fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Collateral Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;
(iii)    fail to obtain Permits, or other consents, for access to any Collateral to transfer or for the collection or transfer of any Collateral, or, if not required by other requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;
(iv)    fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;
(v)    advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;
(vi)    exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Collateral Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;
(vii)    dispose of assets in wholesale rather than retail markets;
(viii)    disclaim disposition warranties, such as title, possession or quiet enjoyment; or
(ix)    purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of any Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of any Collateral.
Each Grantor acknowledges that the purpose of this Section 5.5 is to provide a non-exhaustive list of actions or omissions that are not commercially unreasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 5.5. Without limitation upon the foregoing, nothing contained in this Section 5.5 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable requirements of Law in the absence of this Section 5.5.
5.6    Private Sales    . Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
5.7    Deficiency    . Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency. Notwithstanding the immediately preceding sentence (or any other provision of this Agreement), the recourse to CCA, CCA (Delaware) and PartyLite Worldwide, LLC and any other FSHCO shall be limited as set forth in Section 13.06 of the Indenture.
SECTION 6.THE COLLATERAL AGENT
6.1    Collateral Agent’s Appointment as Attorney-in-Fact, etc    .
(c)     Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following after written notice by the Collateral Agent of its intent to do so:
(i)    in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
(ii)    in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence and/or perfect the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
(iii)    pay or discharge taxes and Liens (other than Permitted Liens) levied or placed on or threatened against the Collateral, effect any repairs or provide any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv)    execute, in connection with any sale provided for in Section 5.5 or 5.6, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)    (1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (1)  ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (1)  sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (1)  commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (1)  defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (1) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (1) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (1) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do;
provided, that anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing. The rights of the Collateral Agent hereunder shall not be construed as duties. The rights of the Collateral Agent hereunder shall not be construed as duties.
(d)     If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may give such Grantor written notice of such failure to perform or comply and if such Grantor fails to perform or comply within ten Business Days of receiving such notice (or if the Collateral Agent reasonably determines that irreparable harm to the Collateral or to the security interest of the Secured Parties hereunder could result prior to the end of such five Business Day period), then the Collateral Agent may perform or comply, or otherwise cause performance or compliance, with such agreement.
(e)     Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
6.2    Duty of Collateral Agent    . To the extent permitted by law, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to exercise reasonable care. None of the Collateral Agent, any other Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor, except for their own gross negligence, bad faith or willful misconduct. In addition, the Collateral Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee.
6.3    Authorization of Financing Statements    . Pursuant to any applicable law, each Grantor authorizes (but does not obligate) the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent (for the benefit of the Secured Parties) under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” or any similar phrase in any such financing statements. Notwithstanding anything to the contrary contained herein or in applicable law, the Collateral Agent shall have no responsibility for (i) preparing, recording, filing, re-recording, or re-filing any financing statement, perfection statement, continuation statement or other instrument in any public office or for otherwise ensuring the perfection or maintenance of any security interest granted pursuant to, or contemplated by, this Agreement, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (iii) taking any action to protect against any diminution in value of the Collateral.
6.4    Authority of Collateral Agent    . Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Collateral Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
6.5    Additional Collateral Agent Terms    .
(a)        Any duty, role, responsibility, action or inaction contemplated or required on the part of the Collateral Agent hereunder is expressly subject to the terms and conditions of the Indenture and the Collateral Agent shall be entitled to the rights, powers, benefits, protections, immunities and indemnities set forth in the Indenture as if fully set forth herein. The permissive authorizations, entitlements, powers and rights (including the right to request that a Grantor take an action or deliver a document and the exercise of remedies during the existence of an Event of Default) granted to the Collateral Agent herein shall not be construed as duties. Phrases such as “satisfactory to the Collateral Agent”, “approved by the Collateral Agent”, “acceptable to the Collateral Agent”, “as determined by the Collateral Agent”, ‘in the Collateral Agent's discretion”, “selected by the Collateral Agent”, and phrases of similar import authorize and permit the Collateral Agent to approve, disapprove, determine, act or decline to act in its discretion, it being understood that the Collateral Agent in exercising such discretion shall be acting on the instructions of the Required Secured Parties and shall be fully protected in, and shall incur no liability in connection with, acting (or failing to act) pursuant to such instructions. With regards to any action or refusal to act that involves discretion (including, but not limited to the exercise of any remedies), the Collateral Agent shall be entitled to refrain from any act or the taking of any action hereunder or from the exercise of any power or authority vested in it hereunder or thereunder unless and until the Collateral Agent shall have received instructions from the Required Secured Parties and shall not be liable for any such delay in acting. Any indemnity or right to reimbursement granted to the Collateral Agent hereunder shall be in addition to, and not in place of, any indemnity granted to the Collateral Agent in any other document.
(b)        If at any time the Collateral Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Collateral (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Collateral), the Collateral Agent (a) shall furnish to the Companies prompt written notice thereof and (b) is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Collateral Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Collateral Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

SECTION 7.MISCELLANEOUS
7.1    Amendments in Writing    . None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article Nine of the Indenture; provided, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Assumption Agreements, in substantially the form of Annex I duly executed by the Collateral Agent and the applicable Additional Grantor or in another manner otherwise reasonably acceptable to the Collateral Agent.
7.2    Notices    . All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Article Nine of the Indenture; provided that any such notice, request or demand to or upon any Subsidiary Guarantor shall be addressed to such Subsidiary Guarantor at its notice address set forth on Schedule 1.
7.3    No Waiver by Course of Conduct; Cumulative Remedies    . Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 above), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law. By its acceptance of the benefits of this Agreement, each Secured Party agrees that the Collateral Agent shall have the authority to act as the exclusive collateral agent of such Secured Party for the enforcement of any provision of this Agreement and any other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto.
7.4    Enforcement Expenses; Indemnification    . Each Grantor, jointly and severally, agrees to pay, indemnify and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Issuer would be required to do so pursuant to Section 6.07 of the Indenture. The agreements in this Section 7.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Indenture and the other Collateral Documents and the resignation or removal of the Collateral Agent.
7.5    Successors and Assigns    . This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent (it being understood that sales or other dispositions of assets and mergers or other fundamental changes permitted under the Indenture shall not be subject to this proviso and it being further understood that this proviso shall not impair or limit the provisions of Article Eight of the Indenture and in the event of any conflict between this proviso and such Article Eight, Article Eight shall prevail).
7.6    Counterparts    . This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
7.7    Severability    . Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
7.8    Section Headings    . The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
7.9    Integration    . This Agreement and the other Collateral Documents represent the agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof.
7.10    Governing Law; Jurisdiction; Etc.
(a)        Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.
(b)        Jurisdiction. Each Grantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether at law or in equity, whether in contract or tort or otherwise, against the Collateral Agent or any other Secured Party, in any way relating to this Agreement or the transactions relating hereto or thereto, in a forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the non-exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Collateral Document shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Collateral Document against the Issuer or its properties in the courts of any jurisdiction.
(c)        Waiver of Venue. Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)        Service of Process. Each party hereto irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 1.06 of the Indenture. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.
(e)        Special Damages. Each party hereto irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this paragraph (e) any special, exemplary, punitive or consequential damages; provided, that nothing in this sentence shall limit the indemnification obligations of any Guarantor with respect to special, indirect, consequential or punitive damages arising in a third party claim against an Indemnitee.
7.11    Acknowledgements    . Each Grantor hereby acknowledges that:
(a)     it has been advised by counsel in the negotiation, execution and delivery of the Indenture, this Agreement and the other Collateral Documents to which it is a party;
(b)     neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with the Indenture, this Agreement or any of the other Collateral Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)     no joint venture is created by the Indenture, this Agreement or by the other Collateral Documents or otherwise exists by virtue of the transactions contemplated hereby among the Collateral Agent and the other Secured Parties or among the Grantors and the Collateral Agent and the other Secured Parties.
7.12    Additional Grantors    . Each Subsidiary of the Issuer that is required to become a party to this Agreement pursuant to Section 4.10 of the Indenture shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto (each such Subsidiary, an “Additional Grantor”).
7.13    Releases    .
(a)     At such time as the Securities and the other Secured Obligations (other than contingent or indemnification obligations not then asserted or due) shall have been paid in full in cash or upon defeasance of the Secured Obligations or discharge of the Indenture, the Collateral Agent shall take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in the Indenture or in any Collateral Document and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination and upon the Collateral Agent’s receipt of any documentation required by the Indenture, the Collateral Agent shall assign, transfer and deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents, and take such other actions, as such Grantor shall reasonably request to evidence such termination including without limitation (i) authorizing such Grantor(s) to file termination statements with respect to any Uniform Commercial Code filings covering the Collateral and (ii) filing termination statements with the United States Patent and Trademark Office and the United States Copyright Office.
(b)     If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Indenture (other than to another Grantor), or in the event of Collateral which is the subject of a purchase money Lien or capital lease permitted under the Indenture and the lender or lessor thereunder requires a release of the Lien hereunder on the applicable Collateral, then (i) the security interest in any such Collateral shall be automatically released to the extent that such sale, transfer or disposition (in the case of clauses (x) and (y) below) or purchase money Lien or capital lease (in the case of clause (y) below) does not (x) pertain to Voting Stock of any Subsidiary that is a Guarantor or (y) involve the termination of any financing statement in favor of the Collateral Agent on behalf of the Secured Parties and (ii) the Collateral Agent, at the request and sole expense of such Grantor and upon the Collateral Agent’s receipt of any documentation required by the Indenture, shall execute and deliver to such Grantor all releases (including without limitation a deletion from the applicable Uniform Commercial Code financing statement of such Collateral) or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Issuer, in the event that all the Voting Stock of a Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Indenture, the Collateral Agent will assign, transfer and deliver to the Issuer such of the applicable Collateral concerning such Voting Stock as may then be in possession of the Collateral Agent and shall take such other actions as shall be necessary to terminate the security interest of the Collateral Agent in such Voting Stock, and, further, if all such Voting Stock shall be so disposed of such Subsidiary Guarantor shall be released from its obligations hereunder and under the Indenture. Reference is made to the Indenture, including, without limitation, Sections 10.13(c) and 14.04 of the Indenture for additional release provisions.
7.14    WAIVER OF JURY TRIAL    . EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE INDENTURE, THIS AGREEMENT AND THE OTHER COLLATERAL DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
7.15    Reinstatement    . Each Grantor agrees that, if any payment made by the Issuer, any Guarantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of any Collateral are required to be returned by any Secured Party to the Issuer or such Guarantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor's liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien or other Collateral shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.
7.16    Independent Obligations    . The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations. If any Secured Obligation is not paid when due (after any applicable grace period), or upon the occurrence and continuance of any other Event of Default, the Collateral Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation then due, without first proceeding against any other Grantor, the Issuer or any other Guarantor or any other Collateral and without first joining any other Grantor or the Issuer or any other Guarantor in any proceeding. Nothing contained herein shall, or shall be interpreted, to impair or otherwise limit the limited recourse provisions of Section 13.06 of the Indenture.

(Signature Pages Follow)

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

Blyth, Inc.

By:	/s/ Michael Novins
	Name:	Michael Novins
	Title:	Vice President

BJI Corporation
By: /s/ Michael Novins
Name:    Michael Novins
Title:    Vice President
Blyth Catalog and Internet Holdings, Inc.
By: /s/ Michael Novins
Name:    Michael Novins
Title:    Vice President
Blyth Direct Selling Holdings, Inc.
By: /s/ Michael Novins
Name:    Michael Novins
Title:    Vice President
BLYTH HOME EXPRESSIONS, INC.
By: /s/ Michael Novins
Name:    Michael Novins
Title:    Vice President

Candle Corporation of America
By: /s/ Michael Novins
Name:    Michael Novins
Title:    Vice President
Candle Corporation of America (Delaware)
By: /s/ Michael Novins
Name:    Michael Novins
Title:    Vice President
KWA, INC.
By: /s/ Michael Novins
Name:    Michael Novins
Title:    Vice President
PartyLite Gifts, Inc.
By: /s/ Michael Novins
Name:    Michael Novins
Title:    Vice President
PartyLite Holding, Inc.
By: /s/ Michael Novins
Name:    Michael Novins
Title:    Vice President

PartyLite Worldwide, LLC

By: /s/ Michael Novins
Name:    Michael Novins
Title:    Vice President
Purple Tree, Inc.
By: /s/ Michael Novins
Name:    Michael Novins
Title:    Vice President
Silver Star Brands, Inc.
By: /s/ Michael Novins
Name:    Michael Novins
Title:    Vice President

U.S. Bank National Association, as Collateral Agent
By:    /s/ Hazrat R. Haniff

Name:    Hazrat R. Haniff

Title:    Assistant Vice President

Annex I to
Collateral Agreement
ASSUMPTION AGREEMENT, dated as of [●], 20[●], made by [●] (the “Additional Grantor”), in favor of U.S. Bank National Association, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Holders (together with the Collateral Agent and the Trustee, the “Secured Parties”) of the Senior Notes due 2017. All capitalized terms not defined herein shall have the meanings ascribed to them in the Indenture.
W I T N E S S E T H :
WHEREAS, Blyth, Inc., a Delaware corporation (the “Issuer”) and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and as Collateral Agent, have entered into that certain Indenture, dated as of May 10, 2013 (as amended, restated, supplemented waived and/or otherwise modified from time to time, the “Indenture”);
WHEREAS, in connection with the Indenture, the Issuer and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Collateral Agreement, dated as of September 4, 2014 (as amended, restated, supplemented, waived and/or otherwise modified from time to time, the “Collateral Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties;
WHEREAS, the Indenture requires the Additional Grantor to become a party to the Collateral Agreement; and
WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;
NOW, THEREFORE, IT IS AGREED:
1. Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 7.12 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and confirms that by hereby becoming a Grantor under the Collateral Agreement, the Additional Grantor is granting, under the Collateral Agreement, a security interest in all of tis Collateral (as defined in the Collateral Agreement). The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Collateral Agreement. The Additional Grantor hereby represents and warrants, to the extent applicable, that each of the representations and warranties contained in Section 3 of the Collateral Agreement is true and correct in all material respects on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date except to the extent that any representation and warranty relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date.
2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GRANTOR]
By:___________________________
Name:

Title:

Annex I-A to
Assumption Agreement
Supplement to Schedule 1
Supplement to Schedule 2
Supplement to Schedule 3
Supplement to Schedule 4(a)
Supplement to Schedule 4(b)
Supplement to Schedule 5
Supplement to Schedule 6
Supplement to Schedule 7